Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

         We have issued our report dated July 23, 2004, accompanying the financial statements of Protalex, Inc. as of and for the year ended May 31, 2004, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and consent to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP
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Philadelphia, Pennsylvania
November 1, 2004